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                SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20549




                              FORM 8-K

                           CURRENT REPORT


                   Pursuant to Section 13 or 15(d)
                of the Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported):
                        December 15, 2000


            Honda Auto Receivables 2000-1 Owner Trust
                     (Exact name of registrant
                      specified in its charter)


California              333-92827               95-7105993
(State or other         (Commission             (IRS Employer
 jurisdiction of        File Number)            Identification No.)
incorporation)


American Honda Receivables Corp.
700 Van Ness Avenue
Torrance, CA                                    90501
(Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code: (310) 781-6131


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Item 5. Other Events


     On December 15, 2000, the principal and interest collected during the preceding calendar month, net of certain adjustments as provided for in the Sale and Servicing Agreement, dated as of October 1, 2000 (the "Agreement"), between American Honda Receivable Corp., as Seller,
American Honda Finance Corporation, as Servicer, Honda Auto
Receivables 2000-1 Owner Trust, a Delaware business trust, as Issuer, Bankers Trust, as Owner Trustee (the "Owner Trustee") and U.S.Bank
National Association, as Indenture Trustee (the "Indenture Trustee") were distributed to holders ("Noteholders") of notes representing undivided fractional interests in Honda Auto Receivables 2000-1 Owner Trust.
In accordance with the Agreement, the Servicer's Certificate, as defined in the Agreement, was furnished to the Indenture Trustee for the benefit of the Noteholders and, as such, was distributed by the Indenture Trustee to the Noteholders. A copy of the Servicer's Certificate is being filed as Exhibit 20 to this Current Report on Form 8-K.




Item 7 (c).   Exhibits  20

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SIGNATURES



       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Honda Auto Receivables 2000-1 Owner Trust
By:   American Honda Finance Corporation, as Servicer

By:
/s/ John Weisickle
John Weisickle, Vice President / Finance